Exhibit 99.1

ENERGY TRANSFER EQUITY ANNOUNCES TERMINATION OF MERGER AGREEMENT WITH THE WILLIAMS COMPANIES

DALLAS, TEXAS — June 29, 2016 — Energy Transfer Equity, L.P. (NYSE: ETE) (“ETE” or the “Partnership”) today announced that it has terminated its merger agreement with The Williams Companies, Inc. (“Williams”) effective June 29, 2016.

As previously announced, on Friday, June 24, 2016, the Delaware Court of Chancery issued an opinion finding that ETE is contractually entitled to terminate the merger agreement with Williams in the event ETE’s counsel Latham & Watkins LLP (“Latham”) were unable to deliver a required tax opinion prior to the June 28, 2016 outside date in the merger agreement. Latham advised ETE that it was unable to deliver the opinion as of the outside date. Consistent with its rights and obligations under the merger agreement, ETE subsequently provided written notice terminating the merger agreement due to failure of conditions under the merger agreement, including Latham’s inability to deliver the required tax opinion, as well as the other bases detailed in ETE’s filings in the Delaware lawsuit referenced above.

Williams has appealed the decision by the Delaware Court of Chancery to the Delaware Supreme Court.

Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns approximately 2.6 million ETP common units and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.

Forward-looking Statements

This communication may contain forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding the termination of the merger agreement between the Partnership and Williams and the ultimate outcome of any litigation between the Partnership and Williams with respect thereto. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “opportunity,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “increases” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks detailed from time to time in the Partnership’s, ETP’s, SXL’s, and SUN’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in the documents that the Partnership, ETP, SXL and SUN file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of the pending litigation between the Partnership and Williams; (2) the reaction of ETE’s unitholders, customers, employees and counterparties to the termination of the merger agreement; (3) diversion of management time on transaction-related and litigation-related issues; (4) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of the Partnership’s common units; and (5) the ability to maintain the Partnership’s, ETP’s, SXL’s and SUN’s current credit ratings. All forward-looking statements attributable to the Partnership or any person acting on the Partnership’s behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Partnership does not undertake any obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.

Contacts

Investor Relations:

Energy Transfer Equity, L.P.

Brent Ratliff, 214-981-0795

or

Lyndsay Hannah, 214-840-5477

or

Media Relations:

Granado Communications Group

Vicki Granado, 214-599-8785

mobile: 214-498-9272

or

Brunswick Group

Steve Lipin, 212-333-3810

or

Mark Palmer, 214-254-3790